UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2023

Entergy Arkansas, LLC

(Exact name of registrant as specified in its charter)

Texas	1-10764	83-1918668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 West Capitol Avenue, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (501) 377-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Mortgage Bonds, 4.875% Series due September 2066	EAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 14, 2023, Entergy Arkansas, LLC (the “Company”) entered into an Underwriting Agreement for the sale of $300,000,000 aggregate principal amount of its First Mortgage Bonds, 5.30% Series due September 15, 2033 (the “Bonds”). The sale of the Bonds closed on August 17, 2023. The Bonds were registered under the Securities Act of 1933, as amended, by means of the Company’s automatic shelf Registration Statement on Form S-3 (333-266624-05), which became effective upon such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.66	Eighty-sixth Supplemental Indenture establishing the terms of the Bonds.

5.02	Opinion of Morgan, Lewis & Bockius LLP with respect to the Bonds.

5.03	Opinion of Friday, Eldredge & Clark, LLP with respect to the Bonds.

5.04	Opinion of Jennings, Strouss & Salmon, P.L.L.C. with respect to the Bonds.

23.11	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Bonds (included in Exhibit 5.02).

23.12	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the Bonds (included in Exhibit 5.03).

23.13	Consent of Jennings, Strouss & Salmon, P.L.L.C. with respect to its Opinion relating to the Bonds (included in Exhibit 5.04).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Arkansas, LLC
(Registrant)

Date: August 17, 2023	/s/ Barrett E. Green
(Signature) Barrett E. Green Vice President and Treasurer